FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

I David K. Lifschultz, as Chief Executive Officer of Genoil Inc., certify that:

1.		I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-
109 Certificate of Disclosure in Issuers’ Annual and Interim Filings) of Genoil Inc., (the
issuer) for the interim period ending March 31, 2008;

2.		Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

3.		Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

4.		The issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the issuer, and we have:

	a.	Designed such disclosure controls and procedures, or cause them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared.
	b.	Designed such internal control over financial reporting, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP; and

5.		I have caused the issuer to disclose in the interim MD&A any change in the issuer’s internal control over financial reporting that occurred during the three months ended
March 31, 2008 that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.

Date: May 15, 2008

Signed “David K. Lifschultz” David K. Lifschultz Chief Executive Officer Genoil Inc.